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                                                                   EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Steelcase Inc.
Grand Rapids, Michigan

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement (Form S-4) of our report dated March 16, 2001, relating to the consolidated financial statements and schedule of Steelcase Inc. appearing in the Company's Annual Report on Form 10-K/A for the year ended February 23, 2001.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

BDO Seidman, LLP
Grand Rapids, Michigan

February 22, 2002